UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2009

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11321	11-2580136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2009,

•                  Eric W. Leathers resigned from our Board of Directors (the “Board”);

•                  Pursuant to our Stockholders’ Agreement dated as of September 21, 2007, our Board elected Christopher Wolfe to the Board to succeed Mr. Leathers as the designee of Capital Z Financial Services Fund II, L.P., Capital Z Financial Services Private Fund II, L.P. and Union Square Universal Partners, L.P.; and

•                  Our Board appointed Mr. Wolfe to the Government Bid Oversight Committee.

Mr. Leathers had served as a member of the Investment Committee.  In his letter of resignation, Mr. Leathers informed us that he resigned for reasons other than any disagreement with us on any matter relating to our operations, policies or practices, and that he does not have any such disagreement with us. Our Board expressed its appreciation for Mr. Leathers’ service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2009

UNIVERSAL AMERICAN CORP.

	By:	/s/ Robert A. Waegelein
	Name:	Robert A. Waegelein
	Title:	Executive Vice President and Chief Financial Officer